UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 8, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Louisiana St., Suite 700, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    713-780-9494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 8, 2016, Goodrich Petroleum Corporation (the “Company”) issued a press release announcing that it has elected to exercise its right to a grace period with respect to a $5.2 million interest payment due on its 8.875% Senior Notes due 2019 (“2019 Notes”), a $4.0 million interest payment due on its 8.00% Second Lien Senior Secured Notes due 2018 (the “8.00% Second Lien Notes”) and a $3.3 million interest payment due on its 8.875% Second Lien Senior Secured Notes due 2018 (the “8.875% Second Lien Notes”), each of which is due March 15, 2016.

In addition, the Company has elected to exercise its right to a grace period with respect to a $0.2 million interest payment due on its 5.00% Convertible Senior Notes due 2029 (the “2029 Convertible Notes”), a $0.1 million interest payment due on its 5.00% Convertible Senior Notes due 2032 (the “2032 Convertible Notes”) and a $2.4 million interest payment due on its 5.00% Convertible Exchange Senior Notes due 2032 (the “2032 Convertible Exchange Notes” and, together with the 2019 Notes, the 8.00% Second Lien Notes, the 8.875% Second Lien Notes, the 2029 Convertible Notes and the 2032 Convertible Notes, the “Notes”), each of which is due April 1, 2016.

Such grace periods permit the Company 30 days to make the interest payments before an event of default occurs under the respective indenture governing each of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release issued March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

March 8, 2016	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued March 8, 2016.